SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 28, 2004 (July 13, 2004)

Aegis Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-14315	75-2050538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7880 Bent Branch Drive, Suite 150, Irving, Texas  75063

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code:

(972) 830-1800

Item 1.                                                           Changes in Control of Registrant.

On July 28, 2004, the Registrant announced that it had received an additional equity investment from the Essar Group, Ltd.  The additional equity investment was through Essar’s exercise of warrants to purchase up to 40 percent of Aegis’s common stock on a fully diluted basis, at a warrant exercise price of $0.01 per share.  The warrant exercise, which occurred on July 13, 2004, resulted in a net cash infusion into Aegis of $2.6 million.  The additional investment will be used to reduce outstanding debt and make additional capital investments to support Aegis’s client base.

The registrant issued a press release announcing these events on July 28, 2004, a copy of which is attached as Exhibit 99.1.

Item 7.                                                           Financial Statements and Exhibits.

(c)                                Exhibits

99.1                           Press release dated June 28, 2004 announcing that it had received an additional equity investment from the Essar Group, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 28, 2004	AEGIS COMMUNICATIONS GROUP, INC.

	By:	/s/	John Scot Brunke
John Scot Brunke
President

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release dated July 28, 2004 announcing that it had received an additional equity investment from the Essar Group, Ltd.